Exhibit 99.5
Global Industries, Ltd.
Schedule II Valuation and Qualifying Accounts
For the Years Ended December 31, 2008, 2007, and 2006

		Additions

	Balance at	Charged to	Charged		Balance at
	Beginning of	Costs and	to Other		End of
Description	Period	Expenses	Accounts	Deductions	Period
			(in thousands)
Year ended December 31, 2008 Allowances for doubtful accounts	$1,278	$11,512	$—	$720	$12,070

Year ended December 31, 2007 Allowances for doubtful accounts	$17,203	$11,819	$—	$27,744	$1,278

Year ended December 31, 2006 Allowances for doubtful accounts	$7,757	$38,323	$—	$28,877	$17,203